Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of H.B. FULLER COMPANY, a Minnesota corporation, which proposes to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Exchange Act of 1934, as amended, a Form 10-K Annual Report for the Company’s fiscal year ended December 3, 2005, hereby constitute and appoint ALBERT P.L. STROUCKEN, JOHN A. FEENAN AND TIMOTHY J. KEENAN his true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the other, for him and in his name, place and stead to sign such Annual Report with power, where appropriate, to affix the corporate seal of said Company thereto, and to attest said seal, and to file such Annual Report so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and with the appropriate office of any state, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of December, 2005, except for Albert P.L. Stroucken who has hereunto set his hand as of the 15th day of December, 2005.

/s/ Knut Kleedehn	/s/ Alfredo L. Rovira
KNUT KLEEDEHN	ALFREDO L. ROVIRA
Director	Director

/s/ J. Michael Losh	/s/ Albert P.L. Stroucken
J. MICHAEL LOSH	ALBERT P.L. STROUCKEN
Director	Chairman of the Board, President,
Chief Executive Officer

/s/ Richard L. Marcantonio	/s/ John C. van Roden, Jr.
RICHARD L. MARCANTONIO	JOHN C. VAN RODEN, JR.
Director	Director

/s/ Lee R. Mitau	/s/ Robert William Van Sant
LEE R. MITAU	ROBERT WILLIAM VAN SANT
Director	Director